Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form 1-A of our report dated March 28, 2024, relating to our audit of the consolidated financial statements appearing in the Annual Report on Form 10-K of 22nd Century Group, Inc. for the year ended December 31, 2023.

We also consent to the reference to our firm under the captions "Experts".

/s/ Freed Maxick, CPAs P.C.
Buffalo, New York
August 2, 2024